UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 20, 2009
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

The Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
(Address of Principal Executive Offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 20, 2009, the shareholders of Consolidated Water Co. Ltd. (the “Company”) approved the following amendments to the Company’s Articles of Association at the Company’s Annual General Meeting:

1.           The elimination of the requirement that a poll be demanded in order for a shareholder or proxy holder to be entitled to one vote for each share held or represented by proxy.  Prior to this amendment, the Articles of Association provided that resolutions submitted to a vote by shareholders be decided upon a show of hands, unless, before or on the declaration of the result of the show of hands, a poll is demanded by the Chairman of the meeting or any shareholder entitled to vote, present in person or by proxy.  Unless such a poll is demanded, each shareholder or proxy holder present at a meeting at which a quorum is present would have been entitled to one vote per person, instead of being entitled to one vote for each share represented by such shareholder or proxy holder.

2.           The elimination of the provision in the Articles of Association allowing the Company’s board of directors to issue partly-paid or nil-paid shares and certain other provisions relating to the treatment of, or dealings with shareholders holding, such shares.  Prior to the adoption of this amendment, the Company’s board of directors could issue partly-paid or nil-paid shares.

3.           The addition of a provision to the Articles of Association to provide that general meetings called by the board of directors after a valid request therefor must be convened within 90 days of the request or may be called by the shareholders making the request to be held within 150 days thereafter.  Prior to the adoption of this amendment, the Articles of Association did not specify a date by which a meeting called for by the board of directors must be held.

4.           The addition of a provision to the Articles of Association to specify that if the Chairman of the board of directors is not present to preside as chairman over a general meeting, then the President of the Company would serve in such capacity and that if neither the Chairman nor the President is present, then the board of directors could select a member of the board of directors to preside as chairman over such meeting.  If no member of the board of directors is present or willing to act in such capacity, then the shareholders would have the ability to choose a shareholder to preside as chairman over the meeting.  Prior to this amendment, the President of the Company was not next in line to assume the role of chairman of the meeting.

5.           The addition of a provision in the Articles of Association to allow for the automatic removal of any member of the board of directors found by a court to have been negligent, to have engaged in misconduct as a director or to be for any reason unfit to act as a member of the board of directors of the Company.

6.           The addition of a provision to the Articles of Association to allow the shareholders to vote to remove a director without cause if at least 50% of the shares voting in a meeting vote to do so, rather than the previous requirement of a vote by at least 75% of the shares voted at a meeting.

7.           Several other amendments of an administrative nature were also included in the Articles of Association that:  (a) permit a board of directors meeting conducted by telephone conference to be called on 48-hours notice, (b) clarify that the business of the Company is managed by executive officers of the Company, who act under the direction of Company’s board of directors, (c) eliminate all unnecessary references in the Articles of Association to the Company qualifying as an exempted company under Cayman law, because an exempted company under Cayman law must conduct its corporate activities mainly outside of the Cayman Islands, and (d) require shareholders holding at least 33 1/3% of the issued and outstanding shares to be present in order to reconvene an adjourned meeting of the shareholders.

8.           Certain additional provisions were added to the Articles of Association to clarify that, as permitted by Cayman law, electronic means may be used by: (a) the Company to communicate with its shareholders and (b) the shareholders to appoint proxies.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Title

3.1                      Amendments to the Company’s Articles of Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name: David W. Sasnett
Title: Executive Vice President and Chief Financial Officer

Date: May 27, 2009

EXHIBIT INDEX

Exhibit                Description

3.1                      Amendments to the Company’s Articles of Association